Attachment to Form 3

Issuer & Ticker Symbol:	Chemed Corporation/CHE

Designated Filer:			GABELLI ASSET MANAGEMENT INC.



	List of Joint Filers:		GABELLI GROUP CAPITAL PARTNERS, INC.
						One Corporate Center
						Rye, New York 10580


					Mario J. Gabelli
						One Corporate Center
						Rye, New York 10580


	Date of Event
Requiring Statement:		January 23, 2003






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